UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017 (March 20, 2017)

AIRCASTLE LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1020

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2017, the Company issued $500.0 million aggregate principal amount of the Company’s 4.125% Senior Notes due 2024 (the “Notes”) pursuant to an Indenture, dated as of December 5, 2013 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee for the Notes (the “Trustee”), as supplemented by a Fifth Supplemental Indenture, dated as of March 20, 2017, between the Company and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were offered pursuant to a Prospectus Supplement, dated March 6, 2017, to the Prospectus, dated May 6, 2015, filed as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-203910) filed with the U.S. Securities and Exchange Commission.

The Fifth Supplemental Indenture includes the form of the Notes. The Notes will pay interest semi-annually on May 1 and November 1, beginning on March 20, 2017, at a rate of 4.125% per annum, until May 1, 2024. The Company intends to use the net proceeds from the sale of Notes for general corporate purposes, which may include the acquisition of aircraft or the refinancing of its existing indebtedness.

The Company may redeem some or all of the Notes at any time prior to February 1, 2024 by paying a specified “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. On and after February 1, 2024, the Company may redeem some or all of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to May 1, 2020, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at the redemption price of 104.125%, plus accrued and unpaid interest, if any, to the redemption date.

If a Change of Control Triggering Event (as defined in the Fifth Supplemental Indenture) occurs, each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells assets outside the ordinary course of business and does not use the net proceeds for specified purposes, it may be required to use such net proceeds to repurchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Fifth Supplemental Indenture contains covenants that, among other things, restrict the Company’s and certain of its subsidiaries’ ability to incur or guarantee additional indebtedness and issue disqualified stock or preference shares, sell assets, incur liens, pay dividends on or make distributions in respect of capital stock or make other restricted payments, agree to any restrictions on the ability of restricted subsidiaries to transfer property or make payments to the Company, make certain investments, guarantee other indebtedness without guaranteeing the Notes, consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets and enter into transactions with affiliates.

The Fifth Supplemental Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

The foregoing is qualified in its entirety by reference to the Fifth Supplemental Indenture, attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of March 20, 2017, between Aircastle Limited and Wells Fargo Bank, National Association, as trustee

4.2	Form of 4.125% Senior Notes due 2024 (included in Exhibit 4.1)

5.1	Opinion of Conyers Dill & Pearman Limited

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

By:	/s/ Christopher Beers
Name: Christopher Beers
Title: General Counsel

Date: March 20, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of March 20, 2017, between Aircastle Limited and Wells Fargo Bank, National Association, as trustee

4.2	Form of 4.125% Senior Notes due 2024 (included in Exhibit 4.1)

5.1	Opinion of Conyers Dill & Pearman Limited

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)